EXHIBIT 10.28
November 30, 2009
Mr. David Carlson
Chief Financial Officer
LaCrosse Footwear, Inc.
17634 NE Airport Way
Portland, OR 97230

Re:	Amended and Restated Credit Agreement between LaCrosse Footwear, Inc.
(“Borrower”) and Wells Fargo Bank, National Association (“Lender”), dated as of March 1, 2009, as amended (“Credit Agreement”)
Dear Dave:
     This letter confirms that, the provisions of the Loan Documents to the contrary notwithstanding, the additional investment by Borrower or Danner of up to $2,900,000 in connection with a new factory for Danner (the “Danner Factory”) that is referred to in Section 5.3 of the Credit Agreement may be made in 2009, 2010, or spread between both years, provided, however, that the amount by which aggregate capital expenditures for the two years exceeds the $5,000,000 annual limitation referred to in Section 5.3 is not greater than $2,500,0000, inclusive of investments made in connections with the Danner Factory. In all other respects, the Loan Documents remain in full force and effect without change.
     Terms that are used in this letter are defined in the Credit Agreement have the same meaning in this letter that they are given in the Credit Agreement.
     The foregoing consent shall take effect when we receive an original or photocopy of a signature of an authorized officer of Danner where indicated below.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ James R. Bednark
James R. Bednark
Senior Vice President

The undersigned acknowledged and consents to the foregoing, and agrees that it shall not prejudice its obligations and the security interest granted under the Third Part Security Agreement granted by the undersigned in favor of Wells Fargo Bank, National Association, dated as of April 15, 2004, as amended, which are hereby reaffirmed in all respects.
DATED as of November 30, 2009.

DANNER INC.
/s/ Joseph P. Schneider
Joseph P. Schneider
President /Chief Executive Officer

/s/ David Carlson
David Carlson
Executive Vice President, Chief Financial Officer And Secretary